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                                                                    Exhibit 16.1


                   Letter Re Change in Certifying Accountant


June 23, 1998


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by MCMS, Inc. in Amendment No. 2 of this registration statement on Form S-4 (File No. 333-50981) under the caption entitled "Change in Accountants". We agree with the statements concerning our Firm under such caption in the Form S-4.

Very truly yours,


Coopers & Lybrand L.L.P.